UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 5, 2020

Date of Report (Date of earliest event reported)

FUNKO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	35-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue

Everett, Washington 98201

(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On May 5, 2020, Funko Acquisition Holdings, L.L.C., Funko Holdings LLC, Funko, LLC, Loungefly, LLC and Funko Games, LLC (collectively, the “Borrowers”), each a wholly owned indirect or direct subsidiary of Funko, Inc. (the “Company”), entered into a Third Amendment (the “Third Amendment”) to the Company’s Credit Agreement, dated as of October 22, 2018 and amended February 11, 2019 and September 23, 2019 (the “Credit Agreement”), among the Borrowers party thereto and each lender from time to time party thereto. The Third Amendment amended and modified the Credit Agreement to, among other things, (i) waive the financial covenants under the Credit Agreement for the fiscal quarters ending June 30, 2020 and September 30, 2020 (the “Waiver Period”), (ii) add a requirement to maintain a minimum liquidity of at least $30.0 million until the Leverage Ratio (as defined in the Credit Agreement) for the most recently ended four consecutive fiscal quarter period is less than 2.50 to 1.00, (iii) hold the incurrence ratios for certain restricted payments, investments and dispositions at the levels applicable prior to the effectiveness of the Third Amendment, (iv) increase the interest and fees payable under the Credit Agreement from the date of Third Amendment through (but excluding) the first date on which the Company receives cumulative net cash proceeds of at least $50.0 million from certain issuances of permitted equity or convertible subordinated debt and (v) allow that any calculation of Consolidated EBITDA (as defined in the Credit Agreement) that includes the fiscal quarter ended December 31, 2019 may include non-cash expenses for inventory write-downs incurred by the Company during such quarter.

Following the Waiver Period, the Third Amendment adjusts the required leverage levels for the Leverage Ratio to provide the Company with additional flexibility when it is re-imposed at the end of the Waiver Period.

This description of the Amendment does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing disclosure in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Amendment No. 3, dated as of May 5, 2020, among Funko Acquisition Holdings, L.L.C., Funko Holdings LLC, Funko, LLC, Loungefly, LLC, Funko Games, LLC, and each lender from time to time party thereto.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2020	FUNKO, INC.

	By:	/s/ Tracy D. Daw
Tracy D. Daw
Sr. Vice President, General Counsel and Secretary